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                                                                  EXHIBIT 10.3

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


                 THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the 1st day of April, 1997, by and between MARC D. FISHMAN (the "Executive") and 2CONNECT EXPRESS, INC., a Florida corporation (the "Company").

                 WHEREAS, the Company is a specialty retailer offering Internet, satellite and communication services; and

                 WHEREAS, the Company and the Executive entered into an Employment Agreement dated June 17, 1996 (the "Original Agreement"), and the parties desire to terminate such agreement and enter into a new employment agreement between the Company and the Executive.

                 NOW THEREFORE, in consideration of the premises and the mutual covenants herein and the Executive's agreement to continue to serve as the Chief Executive Officer and President of the Company, the parties agree as follows:

         1. Termination. The parties agree that this Agreement is intended to supersede and replace the Original Agreement. Accordingly, the Original Agreement is hereby terminated in its entirety. The parties agree that they shall have no obligation or liability to each other whatsoever for any obligation or liability arising under the Original Agreement, and that no provisions thereof shall survive such termination.

         2. Employment. The Company shall employ the Executive as its Chief Executive Officer and President. The Executive shall be responsible for the general management of the affairs of the Company and shall report only to the Board of Directors of the Company. The Executive shall diligently, faithfully, and competently perform all duties of the office of Chief Executive Officer and President and shall devote his full productive time and abilities to the performance of such duties, and will not render his active business services to any other person or entity without the prior consent of the Board of Directors. The Executive shall also serve on the Board of Directors of the Company.

         3.      Compensation.

                 (a) Salary. In consideration of and as compensation for performance of the services under this Agreement, the Company will pay the Executive a base salary of $150,000 per year, payable in equal bi-monthly installments or such frequency as is consistent with Company practices. Subsequent to the first year of this Agreement, the salary paid to the Executive shall be reviewed to determine whether to increase Executive's base annual salary.

                 (b)      Stock Option.   In addition to the above salary, the
Company has granted, and may additionally grant in its discretion, certain options to purchase shares of the Company's common stock, pursuant to the terms and conditions contained in the Option Agreement between the parties and the Company's stock option plan.

         4. Benefits. While this Agreement is in effect, the Executive shall receive any and all health and medical benefits, insurance, pension and profit sharing plans, paid vacation time, sick leave and other benefits, on a no less favorable basis as is offered to other executive officers.

         5. Expenses. The Company shall reimburse the Executive for all necessary and reasonable expenses incurred and paid by the Executive in connection with the performance of services hereunder upon presentation of supporting documentation.

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                 6.     Term.  The term of the Executive's employment
with the Company commenced on June 17, 1996, and shall continue thereafter until June 16, 1999 (the "Term"), unless earlier terminated as provided in
Section 7 below. The term of the Executive's employment shall automatically renew for successive one-year terms thereafter, unless the Executive provides the Company with written notice of his intent not to continue his employment.

                 7. Termination For Cause. The Company may terminate this Agreement, and the Executive's employment hereunder, for "cause", by written notice to the Executive, upon the occurrence of any one of the following events; provided, however, if an event is one that is specified in parts (a),
(b), or (c), termination shall not occur until after arbitrators, as hereinafter described, shall have finally determined that the Executive shall have committed the act of which he is accused:

                        (a) his proven dishonesty, fraud or embezzlement that materially and adversely affects the Company;

                        (b) his conviction of a felony involving moral turpitude that materially and adversely affects the Company;

                        (c) his repeated willful failures to carry out the terms of this Agreement or the lawful instructions of the Board of Directors, which instructions relate to matters material to the conduct of the Company's business, which failures continue after not less than two (2) written warnings to the Executive specifying one or more specific failures in each such warning; provided, however, the provisions contained in this
                        Section 7(c) shall not constitute a "cause" for termination in the event that the actual Adjusted Pre-tax Profits (as defined in accordance with Generally Accepted Accounting Principles) of the Company for fiscal year most recently ended shall have equaled or exceeded the amount of Adjusted Pre-Tax Profit for the previous year.

                        (d)   his death; or

                        (e) his disability, which prevents the Executive from performing his duties under the terms of this Agreement for 180 days during any period of 360 consecutive days (the last day of such 180 days being called the "disability termination date").

In the event of termination of this Agreement for "cause" by reason of an event defined in parts (a), (b), or (c) of this Section 7, then, except for sums theretofore earned by, or otherwise payable to, him, no further sums shall be payable by the Company to the Executive. In the event of termination of this Agreement for "cause" by reason of an event defined in parts (d) or (e) of this
Section 7, the salary, otherwise payable through the end of the month during which his death or the disability termination date occurs, shall be paid immediately to the Executive or to his estate. Any disputes between the parties hereto relating to the determination of the existence of "cause" shall be subject to binding arbitration in Dade County, Florida, in accordance with the rules of the American Arbitration Association then in effect. If the Executive challenges the Company's right to discharge





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him under this Section 7, the Company shall have the burden of proof.  Unless the parties agree on a single arbitrator, the arbitration shall take place before three arbitrators, one to be selected by the Company, one to be selected by the Executive, and the third to be selected by the first two arbitrators. The decision of the arbitrators shall be deemed final for purposes of this Agreement, and may be enforced in any court having jurisdiction.

In the event this Agreement is wrongfully terminated by the Company or is terminated by the Company without cause, then, in addition to any other remedies available to the Executive (a) he shall have no obligations to mitigate damages and in the event he is employed elsewhere, the amount of his compensation from such other employment shall not reduce the Company's obligations hereunder; and (b) the Company shall accelerate and pay in full the salary provided in Section 3(a) and shall cover the Executive for other benefits herein provided, to the same extent and in the same amounts as he would have been entitled if the Executive had not been terminated as described above.

The parties acknowledge that if a situation arises in which the Executive seeks to enforce the severance or other rights provided herein, the Company may attempt to refuse to comply with its obligations under this Agreement, or may institute or attempt to institute or attempt to institute litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of any rights under this Agreement by litigation or other legal action, nor be bound to negotiate any settlement of any rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Executive hereunder.

Accordingly, if it should appear to Executive that the Company has failed to comply with any of its obligations under this Agreement, and such failure includes a failure to comply with its obligations under this Section 7, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits entitled to be provided to the Executive hereunder, and Executive has complied with his material obligations under this Agreement, the Company irrevocably authorizes counsel to the Company to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any Director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and Executive agree that a confidential relationship shall exist between Executive and such counsel. The reasonable fees and expenses of counsel selected from time to time by Executive as hereinabove provided shall be paid or reimbursed to Executive by the Company on a regular, periodic basis upon presentation by Executive of a statement or statements prepared by counsel in accordance with its customary practice. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the





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outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Executive for such expenses.


                 8.      Confidentiality and Non-Disclosure.

                 (a) The Executive acknowledges that the Company has organized and created a new form of retail establishment to sell Internet, satellite, cellular, paging, long-distance, local phone, and other communication services and related hardware in a format aimed at mass market consumers (as adjusted by the Company from time-to-time, referred to herein as the "Company's Business"). The Company has invested substantial capital, time, expertise, effort and other resources to develop this unique specialty retail concept; these resources contain certain confidential and proprietary information and analysis. For purposes of this Agreement, confidential and proprietary information ("Confidential Information") shall be defined as any information relating to the Company's confidential or proprietary business affairs, whether communicated orally or in writing, including without limitation, concepts, techniques, lists, designs, cost data, management information, and other know-how, financial, marketing, and other business information disclosed by the Company to the Executive or obtained by the Executive through observation or examination of the Company's customers or suppliers, including the identity of such customers and suppliers, and any information the Company has received from others which the Company is obligated to treat as confidential or proprietary.

                 (b) The Executive acknowledges that irreparable injury and damage will result from the Executive's disclosure to third parties or from any use of Confidential Information for purposes other than those connected with Executive's employment hereunder.

                 (c) Executive agrees that he will not, during the course of his employment, and at all times thereafter, without the Company's prior written consent, disclose any Confidential Information to any third party and shall not use any Confidential Information except pursuant to and in the course of his association with the Company. The Executive shall have no liability for reasonable disclosure of any Confidential Information that the Executive can establish (i) has become publicly known without breach of this Agreement, or
(ii) had become known by or available prior to disclosure of such information to the Executive or to such third party, without any breach of any obligation of confidentiality by the Executive to the Company.

                 (d) Without limiting any other obligations contained in this Agreement, the Executive agrees to take reasonable security precautions, at least as great as the Executive uses to protect his own confidential information, to protect from disclosure and to keep confidential the Confidential Information, including without limitation, protection of documents from discovery of contents, theft, unauthorized duplication, and access by other persons to Confidential Information.

                 (e) Upon reasonable request by the Company and immediately upon termination of the Executive's employment, the Executive will return to the Company all materials, including but not limited to written materials, photographs, equipment, art work, prototypes, advertising materials, customer lists, service user lists, access lists, prospect lists, hardware, computers, programs in whatever form, and all other documentation made available or supplied by the Company, and all copies and reproductions thereof.

                 (f) The Executive will not make or use any copies of, or summaries of, oral or written material, photographs or any other documentation or information made available or supplied by the Company, except such as are necessary to accomplish the purpose of his employment hereunder.

                 (g) The Company retains all rights and remedies afforded it under the copyright, trademark and other laws of the United States and the states thereof, including without limitation any laws designed to protect proprietary or confidential information.




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                 9.      Non-Competition.

                 (a) In addition to, and separate from the provisions regarding Confidential Information stated in Section 8 above, the Executive agrees that for one (1) year after the termination of employment for any reason (excluding termination of the Executive by the Company without cause) the Executive will not, in any geographic area where the Company operates a retail establishment, for his own account or as agent, servant or employee, nor as a shareholder of any corporation or member of any firm: (a) accept employment from, or directly or indirectly take any action for the benefit of, any individual or entity that conducts a business that is in competition with the Company's Business, without the consent of the Board of Directors of the Company; (b) contact or accept any business with any of the Company's vendors or customers with the intention of engaging in competition with the Company's Business; (c) engage, hire, employ or solicit the employment of, for the purpose of engaging in competition with the Company's Business, any of the Company's employees whose duties require that employee to be familiar with the operation of the Company's business or the employees or agents of any vendor or customer of the Company. For purposes of this Section 9, the phrase "in competition with the Company's Business" shall mean any company or division thereof that derives more than 50% of its annual gross revenues from the sale of Internet, satellite, cellular, paging, long-distance, local phone, and other communication services and related hardware in a format aimed at mass market consumers.

                 (b) In the event of the Executive's actual or threatened breach of any of the preceding paragraph of this Section 9, the Company shall be entitled (without the need to post bond) to an injunction restraining Executive from the prohibited conduct. If the court should hold that the duration and/or scope (geographic or otherwise), of the covenants contained in this Section 9 are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise) that is reasonable, and both the Company and Executive agree to accept such determination, subject to rights of appeal. Nothing herein stated shall be construed as prohibiting the Company or any third party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

                 (c) The Executive agrees that if he is in violation of any of the aforementioned restrictive covenants, then the time limitation for the covenant shall be extended for a period of time equal to the period of time during which the Employee was in breach of the covenant.

                 (d) The Executive agrees that the existence of any claim or cause of action which he may have against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the Company's enforcement of the foregoing restrictive covenants, but shall be litigated separately.

                 10. Notices. All claims, notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or made when delivered by hand or mailed, first class certified mail, return receipt requested, with postage paid:
             (i)    If to Executive:        MARC D. FISHMAN
                                            1700 N.W. 65th Avenue
                                            Plantation, Florida 33313


or to such other person or address as Executive shall furnish to the Company in writing.

             (ii)   If to the Company, to:  2CONNECT EXPRESS, INC.
                                            1700 N.W. 65th Avenue
                                            Plantation, Florida 33313

or to such other person or address as the Company shall furnish to Executive in writing.



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             (iii)  In either case, with a copy
                    to:
                                            ANDREW HULSH, Esq.
                                            Baker & MacKenzie
                                            701 Brickell Avenue, Suite 1600
                                            Miami, Florida 33131

and to such other persons or addresses as either the Executive or the Company shall furnish to the other in writing.

                 11. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of The Company.

                 12. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Florida. Venue for any proceedings shall be Dade County, Florida, and the parties agree to submit to the jurisdiction thereof.

                 13. Entire Agreement. This Agreement contains the entire agreement concerning the subject matter and supersedes all prior written andoral understandings of the parties with respect thereto. This Agreement may not be changed except by a writing signed by the party against whom the enforcement of any waiver, change, extension, modification or discharge is sought.

                 14. Severability. In the event any term, paragraph or provision of this Agreement or its application to any circumstances shall to any extent be deemed invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                 15. Consultation of Attorneys. The Company and the Executive acknowledge that they each have had the opportunity to consult its or his attorney with respect to this Agreement and that they each understand its contents.

                 16. Gender. References in this Agreement to any of the masculine, feminine, or neuter genders shall refer to the other two genders as the context may reasonably require, and references to the singular or plural shall refer to the other as the context may reasonably require.

                 17. Paragraph Headings. This paragraph headings contained herein are for reference only and shall not in any way affect the meaning and interpretation of this Agreement.

                 18. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but both of which shall together constitute one and the same instrument.


   IN WITNESS WHEREOF, this Agreement is made and entered into on the date first above written.

                                          2CONNECT EXPRESS, INC.


                                          By: /s/ Steve Stedman
                                             --------------------------------
                                                  Steve Stedman
                                                Vice President-Finance

                                          EXECUTIVE

                                          /s/ Marc D. Fishman
                                          -----------------------------------
                                              Marc D. Fishman



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